AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION


     This is AMENDMENT NO. 1 dated as of November 4, 1999 (the "Amendment") to the AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of July 14, 1999 by and among Eastern Enterprises (the "Parent"), EE Acquisition Company, Inc., a New Hampshire corporation ("Merger Sub"), and EnergyNorth, Inc., a New Hampshire corporation (the "Company").

1. The parties entered into the Agreement to provide for a business combination pursuant to which the Company would merge with and into Merger Sub. On the date of this Amendment, Parent entered into an Agreement and Plan of Merger (the "Parent Merger Agreement") with KeySpan Corporation, a New York corporation (the "Parent Acquiror"), providing for a business combination (the "Parent Merger") pursuant to which ACJ Acquisition LLC, a wholly-owned subsidiary of Parent Acquiror and a Massachusetts limited liability company, would merge with and into Parent, with the Parent as the survivor of the Parent Merger. The purpose of this Amendment is to set forth certain agreements by and among Parent, Merger Sub and the Company to amend the Agreement as a consequence of the execution and delivery of the Parent Merger Agreement by Parent. Accordingly, Parent, Merger Sub and the Company agree as set forth below in this Amendment. Capitalized terms used in this Amendment that are not defined herein shall have the respective meanings ascribed to them in the Agreement. Capitalized terms used in this Amendment that are not defined in the Agreement shall be deemed included in the Agreement with the respective meanings ascribed to them in this Amendment.

2. Recital A of the Agreement is hereby amended to read in its entirety as follows:

   "A. Upon the terms and subject to the conditions of this Agreement and in accordance with the laws of the State of New Hampshire, the Parent and the Company will enter into a business combination transaction (the "Merger") pursuant to which Merger Sub will merge with and into the Company with the Company as the surviving corporation of the Merger or, if the Parent Merger Agreement is terminated or has expired prior to the Effective Time of the Merger, the Company will merge with and into Merger Sub with Merger Sub as the surviving corporation of the Merger."

3. Recital E of the Agreement is hereby amended to read in its entirety as follows:

   "E. If the Parent Merger Agreement is terminated prior to the Effective Time, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code")."




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4. Article I of the Agreement is hereby amended by inserting the following new Section 1.12:

   "1.12     Alternative Merger Structure.
             ----------------------------

   (1) If the Parent Merger Agreement has not been terminated prior to the Effective Time, then the Merger shall be effected as provided in this Section 1.12 (the "Alternative
   Merger").

   (2) The following provisions shall apply to the Alternative
   Merger:

     (l) Section 1.1 of this Agreement shall be deemed to read in its entirety as follows:

       "1.1 The Merger.  At the Effective Time (as
            ----------
       defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of New Hampshire law, the Merger Sub shall be merged with and into the Company, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation. The
       Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

       (2) Sections 1.4(a) and (b) of this Agreement shall be deemed to read in their entirety as follows:

           "(a) At the Effective Time, the Articles of
           Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation. Subject to the foregoing, the additional effects of the Merger shall be as provided in NH RSA 293-A: 11.06 (the "NHBCA").

           "(b) The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving
           Corporation until thereafter amended."

       (3) Section 1.6(a) of this Agreement shall be deemed to read in its entirety as follows:

           "(a) Conversion of Company Common Stock. Each share of Common Stock, $1.00 par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective
           Time (other than any shares of Company Common
           Stock to be canceled pursuant to




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           Section 1.6(c)) will be canceled and extinguished
           and automatically converted into the right to receive $61.13 in cash, without interest (the "Merger Consideration") at the Effective Time."

       (4) Section 1.6(b) of this Agreement shall be deemed to be deleted.

       (5) Section 1.6(d) of this Agreement shall be deemed to read in its entirety as follows:

           "(d) Capital Stock of Merger Sub. Each share of Common Stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non assessable share of Common Stock, $1.00 par value, of the Surviving Corporation."

       (6) Section 1.6(f) of this Agreement shall be deemed to be deleted.

       (7) Section 1.6(g) of this Agreement shall be amended to add the following sentence at the end thereof:

            "If the Parent Merger shall have closed prior to or simultaneously with the Effective Time, all options to purchase Company Common Stock then outstanding under the EnergyNorth, Inc.
            1998 Stock Option Plan shall be assumed by Parent Acquiror pursuant to Section 5.20(b)."

       (8)  Section 1.10 of this Agreement shall be
       deemed to be deleted.

       (9)  The provisions of Sections 5.14, 5.17 and
       5.18 of this Agreement shall not be applicable to the Alternative Merger.

      (10)  Section 5.19 of this Agreement shall be
      deemed to read in its entirety as follows:

            "If the Effective Time occurs on a date other than the record date for a regular quarterly dividend on the Company Common Stock, the Company shall, unless prohibited by law, declare and establish a record date, set aside funds for payment of a dividend and pay or cause to be paid a dividend for the period commencing on the most recent record date for the payment of a regular quarterly dividend by the Company on the Company Common Stock and ending on the Effective Date (the
            "Partial Period").  The amount of the
            dividend (the "Partial Dividend") per share of Company Common




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            Stock for the Partial Period shall equal a
            fraction (x) the numerator of which equals
            (a) $.35, multiplied by (b) the number of days comprising the Partial Period and (y) the denominator of which is 90."

      (11) Section 5.20 of this Agreement shall be deemed to read in its entirety as follows:

         "5.20 Stock Options and Employee Benefits.

         (1) If the Parent Merger shall not have been closed prior to or simultaneously with the Effective Time, then at the Effective Time each outstanding option to purchase shares of the Company Common Stock (each a "Company Stock Option") under the Company Stock Option Plans, whether or not exercisable, will be assumed by Parent. Each
             Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable
             Company Stock Option Plan and option agreement immediately prior to the Effective Time, except that each Company Stock Option will be exercisable for that number of whole shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company
             Stock Option by 1.175, at a purchase price per share of Parent Common Stock determined by dividing the option exercise price per share of Company Common Stock provided in such Company Stock Option by 1.175. The number of shares of Parent Common Stock that may be purchased on the exercise of such Company Stock Option shall not include any fractional shares but shall be rounded down to the next lower whole share of Parent Common Stock. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of options assumed by Parent pursuant to this
             Section 5.20(a). As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Stock Option an appropriate notice setting forth such holder's rights pursuant hereto. Any Company Stock Options assumed by the Parent pursuant to this Section 5.20(a) shall be treated in the same manner as other "Company Stock Options" (as defined in the Parent Merger Agreement) under Section 7.10 of the Parent Merger Agreement.




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         (2) If the Parent Merger shall have been closed prior to or simultaneously with the Effective Time, then at the Effective Time, each outstanding Company Stock Option under the Company Stock Option Plans, whether or not exercisable, will be assumed by Parent Acquiror. Each Company Stock Option so assumed by Parent Acquiror under this Agreement will continue to have and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan and option agreement immediately prior to the Effective Time, except that each Company Stock Option will be exercisable for that number of whole shares of Parent Acquiror common stock determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by a fraction the numerator of which is the product of (x) 1.175 times (y) $64.00 and the denominator of which is the average closing price per share of Parent Acquiror's common stock on the NYSE, as report in The Wall Street Journal, for the 10 NYSE trading days immediately preceding the Effective Time, at a purchase price per share of common stock of Parent Acquiror determined by dividing the quotient of (I) such option exercise price per share of Company Common Stock provided in such Company Stock Option and (II) 1.175 by the quotient of (x) $64.00 and (y) the average closing price per share of Parent Acquiror's common stock on NYSE, as reported in The Wall Street Journal, for the 10 NYSE trading days immediately preceding the Effective Time. The number of shares of Parent Acquiror common stock that may be purchased on the exercise of such Company Stock Option shall not include any fractional shares but shall be rounded down to the next lower whole share of Parent Acquiror common stock. Parent Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Acquiror common stock for delivery upon exercise of options assumed by Parent Acquiror pursuant to this Section 5.20(b). As soon as practicable after the Effective Time, Parent Acquiror shall deliver to each holder of a Company Stock Option an appropriate notice setting forth such holder's rights pursuant hereto.

         (3) It is intended that the Company Stock Options assumed by Parent under Section 5.20(a) or the Parent Acquiror under Section 5.20(b) shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Stock Options qualified as incentive stock options





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             immediately prior to the Effective Time.  The provisions of this
             Section 5.20 shall be applied consistent with such intent.

         (4) (i) Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options, and (ii) Parent Acquiror agrees to file a registration statement on Form S-8 for the shares of Parent Acquiror common stock issuable with respect to assumed Company Stock Options, in each case within 10 business days after the Effective Time, and to use its reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding."

      (12) The conditions set forth in Section 6.1(f) and 6.2(c) of this Agreement shall not be applicable to the Alternative Merger.

      (13)  All references in this Agreement to the Surviving
      Corporation shall be deemed references to the Company as the Surviving Corporation in the Alternative Merger.

      (14)  All references in this Agreement to the
      Merger shall be deemed references to the Alternative
          Merger as provided in this Section 1.12.

      (15) All other provisions of this Agreement shall be deemed amended as appropriate to reflect that the Alternative Merger is being effected as the Merger so that, among other things, neither the Company nor the Parent shall be deemed to have breached its representations, warranties or covenants set forth in this Agreement solely by reason of effecting the Alternative Merger".

5. Section 8.11 of the Agreement is hereby amended to read in its entirety as follows:

   "8.11     Assignment.  Except as hereinafter set forth, no
             ----------
   party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Upon the closing of the Parent Merger, the Parent Acquiror agrees to cause Parent to consummate the Alternative Merger in accordance with the terms and conditions of this Agreement and in such event the Parent Acquiror will be a third party beneficiary of this Agreement."

6. Parent shall not agree to any amendment or modification of
   Section 7.10 of the Parent Merger Agreement which adversely affects holders of Company Stock Options (including the rights that they would have as holders of options to purchase Parent Common Stock upon the effectuation of
   Section 5.20(a) of the Agreement at the Effective Time) without the Company's prior written consent. If the per share merger consideration set forth in




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   the Parent Merger Agreement (the "Parent Merger Consideration")
   or any amendment or modification thereof is increased for any reason above $64.00 (including any increase in the "Merger Consideration" in the Parent Merger Agreement pursuant to the last sentence of Section 2.01(c) of the Parent Merger Agreement and disregarding for this purpose the reduction set forth in the proviso at the end of such sentence), (i) the amounts set forth in Paragraph 4 of this Amendment with reference to Section 1.12(b)(iii) of the Agreement (which amends Section 1.6(a) of the Agreement) will be increased by an amount equal to (x) the per share amount of the increase in the Parent Merger Consideration times (y) 0.589 and (ii) the amounts set forth in Paragraph 4 of this Amendment with reference to the $64.00 amounts in Section 1.12(b)(xi) of the Agreement (which adds new Section 5.20(b) of the Agreement) will be increased by the full amount of the per share increase in the Parent Merger Consideration.

7. Section 5.20(a) of the Agreement shall be amended to delete the parenthetical contained in the second sentence thereof.

8. All per share amounts in this Amendment and the exchange ratios set forth herein of 1.175 and .589 shall be subject to appropriate adjustment in the case of stock splits, stock dividends or other similar events affecting the common stock of the Company, Parent or the Parent Acquiror, as applicable.

9. Section 7.1(b) of this Agreement shall be amended to provide for the substitution of the dates March 31, 2001 and September 30, 2001 for July 14, 2000 and January 14, 2001, respectively. If the dates set forth in Section 9.01(b) of the Parent Merger Agreement are extended, Parent shall promptly notify the Company and the Company shall have the option of either (x) extending the dates set forth in
   Section 7.1(b) of the Agreement to be coterminous with the analogous dates in Section 9.01(b) of the Parent Merger Agreement (as so extended) or (y) terminating the Agreement pursuant to Section 7.1(b) of the Agreement.

10.If the Parent Merger Agreement has not been terminated prior to the Effective Time, Section 1.2 of this Agreement shall be amended (x) to provide for the substitution of the words "the second business day" for the words "the thirty-fifth day" in the third sentence thereof, and (y) to add "but in no event sooner than simultaneously with the Closing provided for in the Parent Merger Agreement" immediately after the second parenthetical thereof.

11.The parties acknowledge that the reference to "Company
   Plans" contained in Section 4.2(f) of the Agreement means
   "Company Stock Plans".

12.Parent and Parent Acquiror represent that they have presented the Company with a true copy of the Parent Merger
   Agreement in connection with the execution of this Amendment.




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     IN WITNESS WHEREOF, Eastern Enterprises, EE Acquisition
Company, Inc. and EnergyNorth, Inc. have caused this Amendment to be signed as a sealed instrument by their duly authorized respective officers, all as of the date first written above.

                                EASTERN ENTERPRISES

                                By:/s/ J. Atwood Ives
                                   --------------------------------------
                                    Chairman and Chief Executive
                                Officer

                                EE ACQUISITION COMPANY, INC.

                                By:/s/ Walter J. Flaherty
                                   --------------------------------------
                                    President

                                ENERGYNORTH, INC.

                                By:/s/ Robert R. Giordano
                                   --------------------------------------
                                    President and Chief Executive Officer


     The undersigned agrees to its obligations set forth in Sections 5.20 and 8.11 of the Agreement.

                                KEYSPAN CORPORATION

                                By:/s/ Robert B. Catell
                                   --------------------------------------
                                    Chairman and Chief Executive Officer